Exhibit A-1

STATE OF LOUISIANA
PARISH OF RAPIDES

FIRST AMENDED AND RESTATED
ARTICLES OF ORGANIZATION
OF
CLECO MIDSTREAM RESOURCES LLC

                 The undersigned sole member, Cleco Corporation (the “Member”), of Cleco Midstream Resources LLC (the “Company”), in the presence of the undersigned Notary Public, acting pursuant to the Limited Liability Company Law of Louisiana, La. R.S. 12:1301, et seq. (the “LaLLCL”), does hereby amend and restate the Articles of Organization of the Company.

RECITALS

A.	Articles of Organization of the Company, dated September 1, 1998, were filed with the Secretary of State on September 4, 1998.

B.	The First Amendment to the Articles of Organization was filed with the Secretary of State on October 27, 1997.

C.	Effective July 1, 1999, the former member, Cleco Utility Group Inc. (formerly Cleco Corporation and Central Louisiana Electric Company, Inc.), in connection with the holding company reorganization, transferred its 100% membership interest in the Company to the Member.

D.	The Member desires to amend the Articles of Organization, as amended, in several respects, and accordingly hereby amends and restates the Articles of Organization, as amended, and adopts these First Amended and Restated Articles of Organization (the “Articles”) to provide in their entirety as follows:

ARTICLE I

Name

The name of the Company is:

Cleco Midstream Resources LLC

ARTICLE II

Purpose

                 The purpose of the Company is to conduct any lawful business for which limited liability companies may be formed under Louisiana law.

ARTICLE III

Member

                 The name and address of the sole Member of the Company is:

Cleco Corporation 2030 Donahue Ferry Road Pineville, LA 71360-5226

ARTICLE IV

Managers

                 4.1       Authority of Managers. The Member shall appoint Managers from time to time. The Member hereby appoints the following persons as initial Managers: Gregory L. Nesbitt, David M. Eppler, Thomas J. Howlin, Darrell J. Dubroc, and Kenneth B. Dickerson. Gregory L. Nesbitt shall serve as initial Chairman of the Managers. Said Managers, acting in accordance with the “Management Provisions” in Section 6 of the Company’s Operating Agreement, shall have all powers necessary or appropriate to manage the business and affairs of the Company including, by way of illustration and not by way of limitation, the following:

(a)	the power to acquire and manage property, real or personal, immovable or movable, corporeal or incorporeal, in the name of the Company, by purchase, lease, exchange, or otherwise, for such consideration and on such terms as the Managers, in their sole discretion, deem appropriate;

(b)	the power to establish title and other restrictions affecting any property owned by the Company;

(c)	the power to borrow money for Company purposes, in such amounts and on such terms as the Managers, in their sole discretion, deem appropriate, and the power to mortgage, pledge or otherwise encumber any Company property, real or personal, immovable or movable, corporeal or incorporeal. Such mortgages, pledges and other collateral documents may contain provisions for confession of judgment, pact de non alienando, waiver of notices and appraisement, sale by executory process and other provisions commonly found in collateral documents in the State of Louisiana;

(d)	the power to incur indebtedness or obligations on behalf of the Company whether or not in the ordinary course of its business;

(e)	the power to mortgage, pledge or encumber any, all or substantially all of the assets of the Company in connection with the incurrence of indebtedness, obligations or guaranties by or for the benefit of the Company or its affiliates. Such documents may contain provisions authorized in subparagraph 4.1(c) above;

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(f)	the power to alienate, lease, encumber, exchange or otherwise dispose of Company property, real or personal, immovable or movable, corporeal or incorporeal (but subject to the power reserved to the Member in subparagraph 4.2(c) of these Articles);

(g)	the power to construct improvements on, demolish, rehabilitate, refurbish or otherwise alter any of the Company’s property;

(h)	the power to hire, employ or contract with any provider of services whom the Managers, in their sole discretion, choose to perform services for the Company;

(i)	the power to authorize and perform contracts pertaining to the Company’s affairs, business, concerns and matters of whatever nature and kind, without any exception or reservation whatsoever except only as expressly reserved to the Member in paragraph 4.2 of these Articles;

(j)	the power to institute, defend and/or settle any litigation involving the Company or its affairs, as the occasion shall require;

(k)	the power to lend money for Company purposes;

(l)	the power to elect or remove officers;

(m)	the power to make various elections for federal, state and local tax purposes;

(n)	the power to establish bank accounts and engage in usual and customary banking transactions; and

(o)	the power to exercise any and all other powers that are vested in the Managers by the other provisions of these Articles, the Company’s Operating Agreement or by operation of Louisiana law.

4.2 Powers Reserved to the Member. The Member shall have exclusive power and authority to approve:

(a)	the election or removal of the Managers;

(b)	the dissolution and winding up of the Company;

(c)	the sale, exchange, lease or other transfer of all or substantially all of the assets of the Company (but not limiting the power granted to the Managers in subparagraph 4.1(c) and (e) of these Articles);

(d)	the merger or consolidation of the Company; and

(e)	an amendment to the Articles or the Company’s Operating Agreement.

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                 4.3       No Limitation in Operating Agreement. Third parties are entitled to rely on these Articles and no power granted herein shall be limited by the Company's Operating Agreement. In the event of a conflict between these Articles and the Company's Operating Agreement, these articles shall govern.

ARTICLE V

Limitation of member’s and Manager’s Liability

                 No Member or Manager shall be personally liable for any monetary damages for breach of any duty provided for in Section 1314 of the LaLLCL, except as otherwise provided in Section 13 15B of the LaLLCL. If the LaLLCL is amended to authorize any further elimination or limitation of the personal liability of the Member or any Manager, then the liability of the Member or any Manager shall be eliminated or limited to the fullest extent permitted by the LaLLCL, as so amended. Any repeal or modification of this Article by the Company shall not adversely affect any right or protection of the Member or any Manager under this Article with respect to any act or omission occurring prior to the time of such repeal or modification.

ARTICLE VI

Right to Rely on Authority

                 In accordance with the provisions of La. R.S. 12:1305(C)(5), any Manager is authorized to execute certificates which establish the membership of any Member, the authenticity of any records of the Company, and the authority of any person (including the certifying Manager or any other Manager) to act on behalf of the Company, including but not limited to, providing a statement of those persons with the authority to take the actions referred to in La.R.S. 12:1318B). Persons dealing with the Company may rely upon these certificates.

                 THUS DONE AND PASSED, on this ____ day of ________, 1999, before me, the undersigned Notary Public, duly commissioned and qualified in and for Rapides Parish, Louisiana, by the personal appearance of _________________, a duly authorized representative of Cleco Corporation who acknowledged and declared under oath, in the presence of the two undersigned witness, that he signed these Articles of Organization as his own free act and deed for the purposes stated herein.

______________________________ Witness		CLECO CORPORATION
______________________________ Witness	By:	/s/ David M. Eppler Name: David M. Eppler Title: President and Chief Operating Officer

__________________________________
NOTARY PUBLIC
Rapides Parish, Louisiana

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STATE OF LOUISIANA
PARISH OF RAPIDES

WRITTEN CONSENT OF THE SOLE MEMBER
OF CLECO MIDSTREAM RESOURCES LLC

                 Before me, the undersigned Notary Public, on the date indicated below, personally came and appeared:

Cleco Corporation the sole member of Cleco Midstream Resource LLC and a Louisiana corporation with its principal place of business in Rapides Parish, Louisiana and whose mailing address is 2030 Donahue Ferry Road, Pineville, LA 71360-5226 represented herein by David M. Eppler, a duly authorized representative of Cleco Corporation.

that, after being duly sworn, did declare that:

                 1.       Cleco Corporation is the sole member (the “Member”) of Cleco Midstream Resources LLC (the “Company”), domiciled in Rapides Parish, who’s Articles of Organization (the “Articles”) were recorded with the Secretary of State of Louisiana on September 4, 1998, as amended on October 26, 1998.

                 2.       In accordance with the Articles, as amended, the Member does hereby consent to and approve amending and restating the Articles and the Operating Agreement of the Company.

                 3.       The Member does hereby appoint David M. Eppler to execute all documents in connection with the amendment and restatement of the Articles and the Operating Agreement.

-SIGNATURES ON FOLLOWING PAGE-

                 THUS DONE AND SIGNED by Cleco Corporation at Pineville, Louisiana, on the ____ day of ___________, 1999, before me, the undersigned Notary Public, after a due reading of the whole.

CLECO CORPORATION By: /s/ David M. Eppler Name: David M. Eppler Title: President and Chief Operating Officer Notary Public Rapides Parish, Louisiana

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Exhibit A-1

ARTICLES OF ORGANIZATION
OF
PERRYVILLE ENERGY HOLDINGS LLC

                 The undersigned member (the “Member”) of Perryville Energy Holdings LLC (the “Company”) hereby adopts the following Articles of Organization (the “Articles”) of the Company pursuant to Title 12, Chapter 22 of the Louisiana Revised Statutes, the Louisiana Limited Liability Company Law (the “LaLLCL”).

ARTICLE I

Name

                 The name of the Company is:

Perryville Energy Holdings LLC

ARTICLE II

Purpose

                 The purpose of the Company is to conduct any lawful business for which limited liability companies may be formed under Louisiana law.

ARTICLE III

Member

                 The name and address of the sole Member of the Company is:

Cleco Midstream Resources LLC 2030 Donahue Ferry Road Pineville, LA 71360-5226

ARTICLE IV

Managers

                 4.1       Authority of Managers. The Member shall appoint Managers from time to time. The initial Managers shall be the persons listed on the Initial Report of the Company filed with the Secretary of State. Said Managers, acting in accordance with the “Management Provisions” in Section 6 of the Company’s Operating Agreement, shall have all powers necessary or appropriate to manage the business and affairs of the Company including, by way of illustration and not by way of limitation, the following:

(a)	the power to acquire and manage property, real or personal, immovable or movable, corporeal or incorporeal, in the name of the Company, by purchase, lease, exchange, or otherwise, for such consideration and on such terms as the Managers, in their sole discretion, deem appropriate;

(b)	the power to establish title and other restrictions affecting any property owned by the Company;

(c)	the power to borrow money for Company purposes, in such amounts and on such terms as the Managers, in their sole discretion, deem appropriate, and the power to mortgage, pledge or otherwise encumber any Company property, real or personal, immovable or movable, corporeal or incorporeal. Such mortgages, pledges and other collateral documents may contain provisions for confession of judgment, pact de non alienando, waiver of notices and appraisement, sale by executory process and other provisions commonly found in collateral documents in the State of Louisiana;

(d)	the power to incur indebtedness or obligations on behalf of the Company whether or not in the ordinary course of its business;

(e)	the power to mortgage, pledge or encumber any, all or substantially all of the assets of the Company in connection with the incurrence of indebtedness, obligations or guaranties by or for the benefit of the Company or its affiliates. Such documents may contain provisions authorized in subparagraph 4.1(c) above;

(f)	the power to alienate, lease, encumber, exchange or otherwise dispose of Company property, real or personal, immovable or movable, corporeal or incorporeal (but subject to the power reserved to the Member in subparagraph 4.2(c) of these Articles);

(g)	the power to construct improvements on, demolish, rehabilitate, refurbish or otherwise alter any of the Company’s property;

(h)	the power to hire, employ or contract with any provider of services whom the Managers, in their sole discretion, choose to perform services for the Company;

(i)	the power to authorize and perform contracts pertaining to the Company’s affairs, business, concerns and matters of whatever nature and kind, without any exception or reservation whatsoever except only as expressly reserved to the Member in paragraph 4.2 of these Articles;

(j)	the power to institute, defend and/or settle any litigation involving the Company or its affairs, as the occasion shall require;

(k)	the power to lend money for Company purposes;

(l)	the power to elect or remove officers;

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(m)	the power to make various elections for federal, state and local tax purposes;

(n)	the power to establish bank accounts and engage in usual and customary banking transactions; and

(o)	the power to exercise any and all other powers that are vested in the Managers by the other provisions of these Articles, the Company’s Operating Agreement or by operation of Louisiana law.

                 4.2      Powers Reserved to the Member. The Member shall have exclusive power and authority to approve:

(a)	the election or removal of the Managers;

(b)	the dissolution and winding up of the Company;

(c)	the sale, exchange, lease or other transfer of all or substantially all of the assets of the Company (but not limiting the power granted to the Managers in subparagraph 4.1(c) and (e) of these Articles);

(d)	the merger or consolidation of the Company; and

(e)	an amendment to the Articles or the Company’s Operating Agreement.

                 4.3       No Limitations in Operating Agreement. Third parties are entitled to rely on these Articles and no power granted herein shall be limited by the Company’s Operating Agreement. In the event of a conflict between these Articles and the Company’s Operating Agreement, these Articles shall govern.

ARTICLE V

Limited of Member’s and Manager’s Liability

                 No Member or Manager shall be personally liable for any monetary damages for breach of any duty provided for a Section 1314 of the LaLLCL, except as otherwise provided in Section 1315B of the LaLLCL. If the LaLLCL is amended to authorize any further elimination or limitation of the personal liability of the Member or any Manager, then the liability of the Member or any Manager shall be eliminated or limited to the fullest extent permitted by the LaLLCL, as so amended. Any repeal or modification of this Article by the Company shall not adversely affect any right or protection of the Member or any Manager under this Article with respect to any act or omission occurring prior to the time of such repeal or modification.

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ARTICLE VI

Right to Rely on Authority

                 In accordance with the provisions of La.R.S. 12:1305 (C)(5), any Manager is authorized to execute certificates which establish the membership of any Member, the authenticity of any records of the Company, and the authority of any person (including the certifying Manager or any other Manager) to act on behalf of the Company, including but not limited to, providing a statement of those persons with the authority to take the actions referred to in La. R.S. 12:1318(B). Persons dealing with the Company may rely upon these certificates.

                 THUS DONE AND PASSED, on this 1st day of August, 2000, before me, the undersigned Notary Public, duly commissioned and qualified in and for Rapides Parish, Louisiana, by the personal appearance of Darrell J. Dubroc, a duly authorized representative of Cleco Midstream Resources LLC who acknowledged and declared under oath, in the presence of the two undersigned witness, that he signed these Articles of Organization as his own free act and deed for the purposes stated herein.

______________________________ Witness		CLECO MIDSTREAM RESOURCES LLC
______________________________ Witness	By:	/s/ Darrell J. Dubroc Name: Darrell J. Dubroc Title: Executive Vice President and Chief Operating Officer

____________________________________ NOTARY PUBLIC Rapides Parish, Louisiana 4

INITIAL REPORT OF PERRYVILLE ENERGY HOLDINGS LLC

1.	The location and municipal address of the registered office of the limited liability company is:

2030 Donahue Ferry Road Pineville, LA 71360-5226

2.	The limited liability company’s registered agent and his municipal address is:

R. O’Neal Chadwick, Jr. 2030 Donahue Ferry Road Pineville, LA 71360-5226

3.	The sole member of the limited liability company is:

Cleco Midstream Resources LLC 2030 Donahue Ferry Road Pineville, LA 71360-5226

4.	The initial managers of the limited liability company and their municipal addresses are:

Darrell J. Dubroc 2030 Donahue Ferry Road Pineville, LA 71360-5226 David M. Eppler 2030 Donahue Ferry Road Pineville, LA 71360-5226	William G. Fontenot 2030 Donahue Ferry Road Pineville, LA 71360-5226 Thomas J. Howlin 2030 Donahue Ferry Road Pineville, LA 71360-5226

CLECO MIDSTREAM RESOURCES LLC
By:	/s/ Darrell J. Dubroc Name: Darrell J. Dubroc Title: Executive Vice President and Chief Operating Officer

ACKNOWLEDGMENT

STATE OF LOUISIANA

PARISH OF RAPIDES

                 BE IT KNOWN that on this 1st day of August, 2000, before me the undersigned Notary Public duly commissioned and qualified in and for Rapides Parish, Louisiana, personally came and appeared Darrell J. Dubroc, a duly authorized representative of Cleco Midstream Resources LLC, known to me to be the identical person who executed the above and foregoing instrument, who declared and acknowledged to me, Notary, in the presence of the undersigned competent witnesses that he executed the above and foregoing instrument as his own free will, as his own act and deed, and for the uses and purposes therein expressed.

WITNESSES: ________________________________ ________________________________	/s/ Darrell J. Dubroc

________________________________
NOTARY PUBLIC

AFFIDAVIT OF ACKNOWLEDGEMENT
AND ACCEPTANCE BY REGISTERED AGENT

TO THE SECRETARY OF STATE
STATE OF LOUISIANA

STATE OF LOUISIANA
PARRISH OF ORLEANS

                 On this 1st day of August, 2000, before me, a Notary Public duly commissioned and qualified in and for Orleans Parish, Louisiana, personally came and appeared R. O’Neal Chadwick, Jr., to me known, who being duly sworn, acknowledged to me that he does hereby accept the appointment as registered agent of Perryville Energy Holdings LLC, which is a limited liability company authorized to transact business in the State of Louisiana pursuant to Title 12, Chapter 22 of the Louisiana Revised Statutes.

/s/ R. O'Neal Chadwick, Jr. R. O'Neal Chadwick, Jr. Registered Agent

Sworn to and subscribed before me this 1st day of August, 2000. ________________________________ Notary Public

Exhibit A-1

PERRYVILLE ENERGY PARTNERS, L.L.C.
AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

                 This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”), effective as of the 20th day of June, 2002, is hereby duly adopted, ratified, confirmed and approved as the limited liability company agreement of Perryville Energy Partners, L.L.C., a Delaware limited liability company (the “Company”), by the Member, who agrees to be bound hereby.

                 This Agreement amends and restates in its entirety the Limited Liability Company Agreement of Perryville Energy Partners, LLC dated as of August 11, 2000, as amended by the First Amendment thereto dated as of December 12, 2000, the Second Amendment thereto dated as of January 9, 2001 and the Third Amendment thereto dated as of June 1, 2001 (as amended, the “Original LLC Agreement”), to reflect the transfer as of the date of this Agreement of the 50% membership interest in the Company previously owned by Mirant Perryville Investments, Inc., a Delaware corporation, to Perryville Energy Holdings LLC, a Louisiana limited liability company, which prior to such date owned the remaining 50% membership interest in the Company and will as of the date hereof own 100% of the membership interests in the Company and be the sole member of the Company.

ARTICLE I

ORGANIZATION

                 Section 1.1    Formation. The Company has been formed as a Delaware limited liability company by the filing on August 10, 2000 of a certificate of formation (the “Certificate”) in the Office of the Secretary of State of the State of Delaware under and pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the “Act”).

                 Section 1.2    Name. The name of the Company is “Perryville Energy Partners, L.L.C.” or such other name as the Member may determine from time to time and all Company business shall be conducted in such name or such other names that comply with applicable law and that the Member may designate from time to time.

                 Section 1.3    Registered Office; Registered Agent; Principal Office. The registered office of the Company in the State of Delaware is located at Corporation Service Company, 1013 Centre Road, Wilmington, New Castle County, Delaware 19805. The registered agent for service of process on the Company in the State of Delaware shall be The Corporation Service Company, 1013 Centre Road, Wilmington, New Castle County, Delaware 19805, or such other person or persons as the Member may designate from time to time in the manner provided by law. The location of the principal place of business of the Company shall be at, 2005 Vandevelde Avenue, Alexandria, Louisiana 71303, or other such place as the Member may from time to time elect.

                 Section 1.4    Purpose and Powers.   (a)   The purpose of the Company is to engage in any business or activity which now or hereafter is not forbidden by Section 18-106 of the Act and that it may lawfully undertake under the law of any jurisdiction in which the Company engages in its business.

                         (b)    The Company shall have any and all powers that are necessary or desirable to carry out the purposes and business of the Company, to the extent the same may be exercised by limited liability companies under the Act.

                         (c)    Nothing in this Agreement shall be deemed to restrict in any way the freedom of the Member to conduct any other businesses or activities whatsoever without any accountability to the Company.

                 Section 1.5    Term. The term of the Company commenced on the date of filing of the Certificate in the Office of the Secretary of State of the State of Delaware and shall continue in perpetuity unless earlier terminated in accordance with the terms hereof.

ARTICLE II

MEMBER; OWNERSHIP; DISPOSITION OF INTERESTS

                 Section 2.1    Member.   (a)   The name and the business, residence, or mailing addresses of the Member of the Company, which is admitted to the Company, and the membership interest owned by it, is set forth on Schedule A to this Agreement.

                         (b)    The Company shall issue one (1) certificate (the “LLC Ownership Interest Certificate”) in the name of the Member certifying that the Member named therein is a member of the Company pursuant to this Agreement. The LLC Ownership Interest Certificate shall also include as a part thereof, a form of assignment sufficient, subject to the terms of this Agreement, to effectuate a disposition of the Member’s Ownership Interest to an assignee. The LLC Ownership Interest Certificate shall bear a legend in substantially the following form:

“This certifies that, subject to the terms of the Amended and Restated Limited Liability Company Agreement, dated as of _________________, 2002, as amended, modified and supplemented from time to time (the “LLC Agreement”), ________________________ is the owner of a fully-paid and non-assessable Ownership Interest in Perryville Energy Partners, L.L.C. (the “Company”), consisting of a ___% Ownership Interest in the Company and certain other rights in the Company, all as set forth in the LLC Agreement. This LLC Ownership Interest Certificate, including the rights attendant thereto, shall be a security governed by Article 8 of the Uniform Commercial Code in any jurisdiction (a) that has adopted revisions to Article 8 of the Uniform Commercial Code substantially consistent with the 1994 revisions to Article 8 adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and (b) the laws of which may be applicable, from time to time, to the issues of perfection, the effect of perfection or non-perfection

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and the priority of a security interest in membership interests of the Company.”

                         (c)    The Company may issue a new LLC Ownership Interest Certificate in the place of any such certificate previously issues and alleged to have been lost, stolen or destroyed, but the Member may require the owner of such lost, stolen or destroyed certificate, or the owner’s legal representative, to furnish an affidavit as to such loss, theft or destruction.

                 Section 2.2    Title to Company Property. All property owned by the Company, whether real or personal, tangible or intangible, and wherever located, shall be deemed to be owned by the Company as an entity, and the Member shall not have any ownership of such property.

                 Section 2.3    Disposition of Interests. The Member may assign in whole or in part its Ownership Interest (hereinafter defined) at its discretion.

                 Section 2.4    Additional Members. One or more additional Members may be admitted to the Company without the assignment by the existing Member of all or any part of its Ownership Interest by the issuance of additional LLC Ownership Interest Certificates upon such terms as are established for such new member interest by the Member.

                 Section 2.5    Liability to Third Parties. The Member shall not have any personal liability for any obligation of the Company, whether such obligations arise in contract, tort, or otherwise.

ARTICLE III

CAPITALIZATION, ALLOCATIONS, AND DISTRIBUTIONS

                 Section 3.1    Ownership Interests and Voting Power.   (a)   For all purposes of this Agreement, the term “Ownership Interest,” as applied to a particular Member, shall mean the per centum interest in the Company owned by such Member as set forth in such Member’s LLC Ownership Interest Certificate.

                         (b)    Voting power under this Agreement shall be exercised based on the Ownership Interest of the Member and reference herein to a Member’s “interest” shall mean such Member’s Ownership Interest.

                 Section 3.2    Capital Contributions. If at any time the Member determines that the Company has insufficient funds to carry out the purposes of the Company, the Member may make additional contributions to the capital of the Company. The Member shall not be required to contribute to the capital of or loan any funds to, the Company except as the Member shall determine in its sole discretion.

                 Section 3.3    Liability of Member. The Member shall not be liable for the debts, liabilities or obligations of the Company beyond its Capital Contributions.

                 Section 3.4    Allocations and Distributions. All income, gain, loss, deductions, and credits of the Company, and all distributions of cash and other assets of the Company, whether distributions of cash flow, capital, or otherwise, shall be allocated to the Member. Distributions shall be made from time to time in such amounts as the Member in its sole discretion shall determine. No distribution shall be declared and paid unless, if after the distribution is made, the value of assets of the Company would exceed the liabilities of the Company, except liabilities to the Member on account of its Capital Contributions.

ARTICLE IV

MANAGEMENT AND OPERATION

                 Section 4.1    Management. The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed by, Managers appointed by the Member from time to time. In addition to the powers and authorities expressly conferred by this Agreement upon the Managers, the Managers may exercise all such powers of the Company and do all such lawful acts and things as are not directed or required to be exercised or done by the Members by the Act, the Certificate or this Agreement, including, but not limited to, contracting for or incurring debts, liabilities and other obligations on behalf of the Company.

                 Section 4.2    Number and Qualifications. There shall be that number of Managers (but not less than three (3)) as are appointed by the Member, in its sole discretion, from time to time. Managers need not be residents of the State of Delaware. The Managers may (but shall not be obligated to) elect from among the Managers a chairman who shall preside at meetings of the Managers. Each Manager shall serve until removed by the Member or replaced by a successor appointed by the Member or until such time as the Manager resigns, including automatic resignation upon ceasing to be an employee of the Member or any of its affiliates.

                 Section 4.3     Removal. The Member may remove one or more Managers at any time with or without cause.

                 Section 4.4    Meetings and Quorum. Managers will meet as often as the Member deems necessary. A majority of the Managers shall be required to attend or participate by telephone in meetings to constitute a quorum for transaction of business. Meetings of the Managers may be held within or outside of the state of Delaware. The affirmative vote of a majority of the Managers present or participating by telephone in any meeting shall be required for any action of the Managers to be valid. Managers may conduct meetings by telephone or conference call, and any Manager may participate in any meeting via telephone.

                 Section 4.5    Notice. Managers shall receive written notice of such meetings by mail, courier, facsimile, or by electronic mail (e-mail) not less than two (2) days before said meeting. Attendance of a Manager at a meeting shall constitute a waiver of notice of such meeting.

                 Section 4.6    Consents. Any action of the Managers which may be taken at a meeting thereof, may be taken without a meeting if authorized by a writing signed by all of the

Managers; provided, however, that the foregoing shall not be construed to alter or modify any provision of law pursuant to which the written consent of less than all of the Managers is sufficient for actions by the Managers.

                 Section 4.7    Resignation of Manager. Any Manager may resign at any time by giving written notice to the Company. The resignation of any Manager shall take effect at the time specified in the notice of resignation. The acceptance of such resignation shall not be necessary to make it effective. Notwithstanding the foregoing, any Manager shall be deemed to resign automatically upon ceasing to be an employee of the Member or any of its affiliates.

                 Section 4.8    Officers. The Managers may (but shall not be obligated to) appoint one or more persons to be officers of the Company from time to time. No officer need be a Member or a Manager. Any officers so designated shall have such authority and perform such duties as the Managers may, from time to time, delegate to them. The Managers may assign titles to particular officers, including, without limitation, president, vice president, secretary, assistant secretary, treasurer and assistant treasurer. Each officer shall hold office until such person’s successor shall be duly designated or until such person shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same person. The salaries or other compensation, if any, of the officers of the Company shall be fixed from time to time by the Managers. Any officer may be removed as such, either with or without cause, by the Managers whenever in their judgment the best interests of the Company will be served thereby. Any vacancy occurring in any office of the Company (other than Manager) may be filled by the Managers.

                 Section 4.9    Project Director. The Managers may (but should not be obligated to) appoint an individual to act as Project Director with the duties prescribed at the time of appointment.

                 Section 4.10    Indemnification. The Managers shall be indemnified and held harmless by the Company, including advancement of expenses, but only to the extent that the Company’s assets are sufficient therefor, from and against all claims, liabilities, and expenses arising out of any management of the Company’s affairs, but excluding those caused by the gross negligence or willful misconduct of the Manager, subject to all limitations and requirements imposed by the Act. These indemnification rights are in addition to any rights that the Managers may have against third parties. The foregoing indemnification specifically includes those claims that arise out of the indemnified party’s sole, joint or contributory negligence, but specifically excludes those claims that arise out of the indemnified party’s willful misconduct, fraud or gross negligence.

ARTICLE V

RIGHTS AND DUTIES OF THE MEMBER

                 Section 5.1    Place of Meetings. All meetings of the Member shall be held at the principal office of the Company or at such other place within or without the State of Delaware as may be determined by the Member and set forth in any notice or waivers of notice of such meeting.

                 Section 5.2    Meetings. Any meetings of the Member for the election of Managers and the transaction of such other business as may properly come before the meeting shall be held at such time and date as shall be designated by the Member from time to time.

                 Section 5.3    Actions Without a Meeting. Notwithstanding any provision contained in this Article V, all actions of the Member provided for herein may be taken by written consent without a meeting. Any such action which may be taken by the Member without a meeting shall be effective only if the consent is in writing, sets forth the action so taken, and is signed by the Member.

ARTICLE VI

BOOKS AND ACCOUNTS

                 Section 6.1    Records and Accounts. At the expense of the Company, the Managers shall maintain records and accounts of all operations and expenditures of the Company.

                 Section 6.2    Reports. As soon as practicable after the end of each fiscal year, the Managers shall cause to be prepared and delivered to the Member a financial statement for the Company consisting of the following: (i) income statements and balance sheets for such fiscal year showing separately the computation of profits or losses; (ii) the amount of the distributions to the Member and the effect of such distributions on the balance sheet of the Company and the capital accounts of the Member; and (iii) a report setting forth in sufficient detail all such information and data with respect to the business transactions effected by or involving the Company during such fiscal year as shall enable the Member to prepare all its tax returns in accordance with all relevant laws, rules, and regulations then prevailing.

                 Section 6.3    Access to Books. The books and records of the Company shall be available to the Member or its representatives for inspection and audit at all times. The Company shall cause the Company’s auditors to cooperate in any such inspection and audit and to provide any of their work papers requested in connection therewith.

                 Section 6.4     Fiscal Year. The fiscal year of the Company shall be the calendar year.

ARTICLE VII

DISSOLUTION, LIQUIDATION, AND TERMINATION

                 Section 7.1    Dissolution. The Company shall be dissolved and its affairs shall be wound up upon the first to occur of any of the following:

                         (a)    the election of the Member;

                         (b)    the entry of a decree of judicial dissolution under Section 18-802 of the Act; or

                         (c)    at any time there is no Member, subject however to the curative provisions of Section 18-801(a)(4) of the Act.

                 Section 7.2    Liquidation and Termination. On dissolution of the Company, the Member shall appoint one or more persons (which may be the Managers) to serve as liquidators of the Company. The liquidators shall forthwith commence the winding up of the Company’s business and the liquidation of its property. All proceeds from the sale or disposition of the property of the Company shall, to the maximum extent permitted by law, be applied as follows:

                         (a)    all of the Company’s debts and liabilities shall be paid and discharged in the order of priority provided by law; and

                         (b)    the balance shall be distributed to the Member in accordance with its Ownership Interest.

                 The liquidators may make distributions of the Company’s assets in kind. Unless otherwise agreed by the Member, distributions of property in kind shall be to the Member in accordance with its Ownership Interest. The costs of liquidation shall be borne as a Company expense. Until final distribution, the liquidators shall continue to operate the Company properties with all the power and authority of the Member hereunder.

                 Section 7.3    No Restoration of Negative Capital Accounts. Except as required under applicable laws of the State of Delaware, or in respect of any negative balance resulting from a distribution in contravention of this Agreement, at no time shall the Member have any obligation to restore any negative balance if it has such a negative balance in its capital account.

                 Section 7.4    Cancellation of Filings. Upon completion of the distribution of Company assets as provided in Section 7.2 hereof, the Company is terminated, and the Member shall file a certificate of cancellation with the Secretary of State of the State of Delaware and shall take such other actions as may be necessary to terminate the Company.

ARTICLE VIII

GENERAL PROVISIONS

                 Section 8.1    Notices. Except as otherwise expressly provided in this Agreement, all notices, demands, requests, or other communications required or permitted to be given pursuant to applicable law or this Agreement shall be in writing and shall be given either (a) in person, (b) by United States mail, certified or registered, return receipt requested, postage prepaid, (c) by telecopy (with signed confirmed copy to follow by mail in the same manner as prescribed by clause (b) above), or (d) by expedited delivery service (charges prepaid) with proof of delivery, to the Member at its address as identified in Schedule A to this Agreement.

                 Section 8.2    Amendment. This Agreement may be changed, modified, or amended only by an instrument in writing duly executed by the Member.

                 Section 8.3    Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes any and all prior and contemporaneous contracts, understandings, negotiations, and agreements with respect to the Company and the subject matter hereof, whether oral or written.

                 Section 8.4    Severability. Every provision in this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

                 Section 8.5    Binding Effect; No Third-Party Beneficiaries. This Agreement is binding on and inures to the benefit of the Member and its respective successors and permitted assigns. Nothing in this Agreement shall provide any benefit to any third party or entitle any third party to any claim, cause of action, remedy, or right of any kind, it being the intent of the parties that this Agreement shall not be construed as a third-party beneficiary contract.

                 Section 8.6    Governing Law. This agreement is governed by and shall be construed in accordance with the law of the state of Delaware, excluding any conflict-of-laws rule or principle that might refer the governance or construction of this agreement to the law of another jurisdiction.

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                 IN WITNESS WHEREOF, the Member, intending to be legally bound, has executed this Limited Liability Company Agreement as of the date first set forth above.

PERRYVILLE ENERGY HOLDINGS LLC
By:	/s/ Darrell J. Dubroc Name: Darrell J. Dubroc Title: Manager

SCHEDULE A

Name Perryville Energy Holdings LLC	Address 2005 Vandevelde Avenue Alexandria, Louisiana 71303 Attn: William G. Fontenot	Membership Interest 100%